September 22, 2016

Each of the Borrowers listed

  on Appendix I hereto

One Post Office Square

Boston, MA 02109

Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer
Treasurer and Compliance Liaison

RE:	Second Amendment to Putnam Funds Amended and Restated Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated as of September 24, 2015 (as amended from time to time, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $235,500,000 uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $235,500,000, dated September 24, 2015, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make certain changes to the Loan Documents in connection therewith as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.	Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1.                  Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on September 21, 2017 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

September 22, 2016 Page 2

2.       Section I(5)(b) of the Loan Agreement is amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts” in the first sentence of such Section and substituting in place thereof the words: “Channel Center – CCB0900, One Iron Street, Boston, Massachusetts 02210”.

3.       Section II(1) of the Loan Agreement is hereby further amended by: (a) deleting the word “and” which appears at the end of Section II(1)(j); (b) deleting the period which appears at the end of Section II(1)(k) and substituting in place thereof a semicolon and the word “and”; and (c) inserting immediately after the end of Section II(1)(k), the following new paragraph (l):

(l)       to provide such documents and information requested by the Bank that are required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

4.       Section II(1) of the Loan Agreement is hereby further amended by amending and restating the first and second sentences of the standalone paragraph at the end of Section II(1) to read as follow: “Notwithstanding anything to the contrary in Section II(1)(f) above, but without in any way limiting the rights of the Bank set forth therein, unless the Bank shall request paper copies of the financial and other information otherwise required to be furnished by the Borrowers to the Bank pursuant to subsections (i), (ii) and (iii) of such Section II(1)(f) above, the Borrowers may deliver all such information to the Bank in a printable format by electronic means. The Borrowers may make such electronic delivery by: (i) sending such information as an electronic mail attachment to such electronic mail addresses as shall be designated by the Bank, as applicable; or (ii) notifying the Bank by electronic mail (to such electronic mail addresses as shall be designated by the Bank, as applicable) that the documents are available on a website accessible to the Bank and further indicating a website hyperlink directing the user directly to the referenced documents posted thereon; provided that such information shall be made available on or before the dates specified in said subsections (i), (ii) and (iii) of such Section II(1)(f) above; and provided further that the timely posting of the information required to be furnished pursuant to subsection (i) of such Section II(1)(f) above on EDGAR or the website located at putnam.com/funddocuments shall be deemed to satisfy such Borrower’s obligation to provide notification to the Bank of the availability of such documents in accordance with clause (ii) hereof.”

5.       Section II(3)(b)(i) of the Loan Agreement is hereby amended by deleting such clause in its entirety and inserting the following thereof: “(i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c) hereof, Sections II(1)(d)(iv)–(xiii) hereof, Section II(1)(f) hereof or in any of Sections II(1)(i)-(l) hereof; or.”

6.       Section II(5)(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(ii) if to the Bank to Janet B. Nolin, Vice President or Mutual Fund

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Lending Department Head at (A) if via USPS: M/S CCB0900, One Iron Street, State Street Bank, PO Box 5501, Boston, MA 02206-5501, (B) if via overnight courier: M/S CCB0900, State Street Bank, One Iron Street, Boston, MA 02210 or (C) if via facsimile: (617) 988-6677.”

7.       Section 16 of the Loan Agreement is hereby amended by amending and restating in its entirety subclause (ii) in the definition of “Adjusted Net Assets” to read as follows: “(ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability, provided, however, this clause (ii) shall not include any assets solely on account of such assets being subject to a first-priority lien granted in favor of State Street Bank and Trust Company as Custodian in the ordinary course of business.”

8.       Each of (a) Exhibit A to the Loan Agreement and (b) the Note is hereby amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116” in the first paragraph thereof and substituting in place thereof the words: “Channel Center – CCB0900, One Iron Street, Boston Massachusetts 02210”.

9.       Exhibit B to the Loan Agreement is hereby amended by adding the words “, except to the extent permitted by Section II(1)(g) of the Agreement,” after the word “collateral” in Section 9 thereof.

II.	Closing Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank a non-refundable fee of $94,200 for closing the renewal of the Uncommitted Line, which fee shall be non-refundable and deemed fully earned by the Bank upon the date of this letter agreement.

III.       Miscellaneous

1.       Other than as expressly amended hereby, all terms and conditions of the Loan Agreement, Note and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2.       Each of the Borrowers, for itself and on behalf of its respective Funds (including the New Funds), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other

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organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3.       Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4.       A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

[Remainder of Page Intentionally Left Blank]

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Putnam Uncommitted Line Second Amendment Signature Page 1

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND

TRUST COMPANY, as Bank

By: /s/ Janet B. Nolin

Janet B. Nolin

Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND

PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND

PUTNAM CONVERTIBLE SECURITIES FUND

PUTNAM DIVERSIFIED INCOME TRUST

PUTNAM EQUITY INCOME FUND

PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND

PUTNAM GLOBAL HEALTH CARE FUND

PUTNAM GLOBAL INCOME TRUST

PUTNAM GLOBAL NATURAL RESOURCES FUND

PUTNAM GLOBAL UTILITIES FUND

PUTNAM HIGH YIELD ADVANTAGE FUND

PUTNAM HIGH YIELD TRUST

PUTNAM INCOME FUND

PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM INVESTORS FUND

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND

PUTNAM MICHIGAN TAX EXEMPT INCOME FUND

PUTNAM MINNESOTA TAX EXEMPT INCOME FUND

PUTNAM MONEY MARKET FUND

PUTNAM MORTGAGE RECOVERY FUND

Putnam Uncommitted Line Second Amendment Signature Page 2

PUTNAM MULTI-CAP GROWTH FUND

PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND

PUTNAM NEW YORK TAX EXEMPT INCOME FUND

PUTNAM OHIO TAX EXEMPT INCOME FUND

PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND

PUTNAM TAX EXEMPT INCOME FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM VOYAGER FUND

GEORGE PUTNAM BALANCED FUND

THE PUTNAM FUND FOR GROWTH AND INCOME

By: /s/ Jonathan Horwitz

Jonathan Horwitz

Executive Vice President, of each of the foregoing

APPENDIX i

List of Borrowers and Funds

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND
PUTNAM ASSET ALLOCATION FUNDS on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund
PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND
PUTNAM FUNDS TRUST on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Asia Pacific Equity Fund Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund Putnam Emerging Markets Income Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund Putnam Global Dividend Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund Putnam Low Volatility Equity Fund Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3
Putnam Short Duration Income Fund Putnam Short-Term Municipal Income Fund

Putnam Small Cap Growth Fund Putnam Strategic Volatility Equity Fund
PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND
PUTNAM INVESTMENT FUNDS on behalf of:
Putnam Capital Opportunities Fund
Putnam Government Money Market Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Multi-Cap Value Fund
Putnam Research Fund
Putnam Small Cap Value Fund
PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE RECOVERY FUND PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX-FREE INCOME TRUST on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund
PUTNAM US GOVERNMENT INCOME TRUST
PUTNAM VARIABLE TRUST on behalf of:
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund

Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Government Money Market Fund (f/k/a Putnam VT Money Market Fund)
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Voyager Fund
PUTNAM VOYAGER FUND
GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

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